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                            BHC Communications, Inc.



FROM:             BHC Communications, Inc.
                  767 Fifth Avenue
                  New York, N.Y. 10153

CONTACT:          Brian C. Kelly
                  (212) 421-0200


                                                           FOR IMMEDIATE RELEASE


           CHRIS-CRAFT INDUSTRIES, INC., BHC COMMUNICATIONS, INC. AND UNITED TELEVISION, INC. REPORT LAWSUITS REGARDING PROPOSED
                      NEWS CORPORATION MERGER TRANSACTIONS

NEW YORK, N.Y., AUGUST 16, 2000 -- Chris-Craft Industries, Inc. (NYSE: CCN), BHC Communications, Inc. (ASE: BHC) and United Television, Inc. (NASDAQ: UTVI) announced today that a number of lawsuits have been filed in Chancery Court in Delaware against each of them and certain of their respective directors, alleging various breaches of fiduciary duties in connection with the previously announced transactions with News Corporation. The companies believe the lawsuits to be without merit and they intend to contest them vigorously.


                                       oOo


08/16/00